Exhibit 8.2

February 10, 2021

Northern Genesis Acquisition Corp.

4801 Main Street, Suite 1000

Kansas City, MO 64112

Ladies and Gentlemen:

We have acted as counsel to Northern Genesis Acquisition Corp., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Registration Statement on Form F-4 of The Lion Electric Company, a corporation existing under the Business Corporations Act (Quebec) (“Lion”), initially filed with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), on December 31, 2020 and as amended through the date hereof (the “Registration Statement”), relating to the Agreement and Plan of Reorganization, dated November 30, 2020, (the “Agreement”), by and among the Company, Lion, and Lion Electric Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Lion. As a result of the transactions undertaken pursuant to the Agreement, the Company will become a wholly owned subsidiary of Lion and the securityholders of the Company will become securityholders of Lion. Any capitalized terms used but not defined herein unless otherwise stated have the meaning given to such terms in the Agreement.

In providing our opinion, we have examined the Agreement, the Registration Statement, and such other documents as we have deemed necessary or appropriate for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. In addition, we have assumed that (i) the transaction will be consummated in accordance with the provisions of the Agreement and as described in the Registration Statement (and no transaction or condition described therein will be waived by any party), (ii) the statements concerning the transaction and the parties thereto set forth in the Agreement and in the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, (iii) the statements and representations made by Lion and the Company in their respective officer’s certificates dated as of the date hereof and delivered to us for purposes of this opinion (the “Officer’s Certificates”) are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, (iv) any such statement or representation set forth in the Agreement, the Registration Statement or the Officer’s Certificates that is qualified by belief, expectation, knowledge, absence of knowledge to the contrary, plan, intention, materiality or any comparable or similar qualification, is and will be true, complete and correct as if made without such qualification, (v) the parties to the Agreement and their respective subsidiaries will treat the transaction for U.S. federal income tax purposes in a manner consistent with this opinion, (vi) such parties have complied with and will continue to comply with the obligations, covenants and agreements contained in the Agreement, (vii) the Company does not redeem ten percent or more of the Company’s issued shares in connection with the Redemption Payments, and (viii) there will be no change in applicable U.S. federal income tax law from the date hereof through the Effective Time. If any of the above described assumptions is untrue for any reason or if the transaction is consummated in a manner that is different from the manner described in the Agreement, the Registration Statement, or the Officer’s Certificates, this opinion may be adversely affected. We have not undertaken any independent investigation of any factual matter set forth in any of the foregoing.

Based upon and subject to the foregoing, and our consideration of such other matters of fact and law as we have considered necessary or appropriate, we hereby confirm that, subject to the assumptions, exceptions, limitations and qualifications set forth herein and in the Registration Statement, the discussion set forth in the Registration Statement under the caption “Proposal No. 1 – Material U.S. Federal Income Tax Considerations – Material U.S. Federal Income Tax Considerations in Respect of Engaging in the Business Combination for Holders of NGA Common Stock and NGA Warrants – Tax Characterization of the Business Combination for Holders of NGA Securities,” insofar as such discussion constitutes statements of U.S. federal income tax law, constitutes our opinion as to the qualification of the Business Combination as a reorganization within the meaning of Section 368(a) of the Code (including that it is not excluded from the application of such provision pursuant to Section 367 of the Code).

We express no opinion on any issue relating to the tax consequences of the transactions contemplated by the Agreement or the Registration Statement other than the opinion set forth above as related to the tax consequences under the specific caption noted above. Our opinion set forth above is based on the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and judicial precedents, all as of the date hereof. The foregoing authorities may be repealed, revoked or modified, and any such change may have retroactive effect. Any change in applicable laws or facts and circumstances surrounding the Merger, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied may affect the validity of the opinion set forth herein. We assume no responsibility to inform the Company of any such change or inaccuracy that may occur or come to our attention. In addition, our opinion is being delivered prior to the consummation of the Merger and therefore is prospective and dependent on future events.

This opinion is furnished to you solely in connection with the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Husch Blackwell LLP